Exhibit 3.11

SCC710N (07/05)	COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION

ARTICLES OF AMENDMENT

CHANGING THE NAME OF A VIRGINIA STOCK CORPORATION By Unanimous Consent of the Shareholders

The undersigned, pursuant to § 13.1-710 of the Code of Virginia, executes these articles and states as follows:

1. The current name of the corporation is Central Atlantic Division I, Inc.

2. The name of the corporation is changed to Capital Division, Inc.

3. The foregoing amendment was adopted by unanimous consent of the shareholders on

December 15, 2005.
(date)

Executed in the name of the corporation by:

/s/ Dora A. Blackwood	12-15-05
(signature)	(date)

Dora A. Blackwood	Vice President & Assistant Secretary
(printed name)	(corporate title)

(615) 344-2162	0477089-7
(telephone number (optional))	(corporation’s SCC corporate ID no.)

(The execution must be by the chairman or any vice-chairman of the board of directors, the president, or any other of its officers authorized to act on behalf of the corporation.)

See instructions on the reverse.

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, DECEMBER 27, 2005

The State Corporation Commission has found the accompanying articles submitted on behalf of Capital Division, Inc. (formerly Central Atlantic Division I, Inc. ) to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective December 27, 2005.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ Mark G. Christie
Commissioner

05-12-22-0657

AMENACPT

CIS0352

SCC710N (10/01)	COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION

ARTICLES OF AMENDMENT

CHANGING THE NAME OF A CORPORATION By Unanimous Consent of the Shareholders

The undersigned, pursuant to § 13.1-710 of the Code of Virginia, executes these articles and states as follows:

ONE

The name of the corporation is Columbia Central Atlantic Division, Inc.

TWO

The name of the corporation is changed to Central Atlantic Division I, Inc.

THREE

The foregoing amendment was adopted by unanimous consent of the shareholders on May 6, 2002.

                                                                                                                                                           (date)

The undersigned declares that the facts herein stated are true as of May 6, 2002 .

                                                                                                                           (date)

Columbia Central Atlantic Division, Inc (Name of corporation)

By:	/s/ John M. Franck II
(Signature)

John M. Franck II, Vice President
(Printed name and corporate title)

See instructions on the reverse.

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

May 9, 2002

The State Corporation Commission has found the accompanying articles submitted on behalf of Central Atlantic Division I, Inc. (formerly COLUMBIA CENTRAL ATLANTIC DIVISION, INC.) to comply with the requirements of law, and confirms payment of all related fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective May 9, 2002, at 12:51 PM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ T.V. Morrison Jr.
Commissioner

ARTICLES OF INCORPORATION

OF

COLUMBIA CENTRAL ATLANTIC DIVISION, INC.

The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation authorized by law to issue shares, pursuant to the provisions of the Virginia Stock Corporation Act, Chapter 9 of Title 13.1 of the Code of Virginia.

FIRST: The Corporate name for the corporation thereinafter called the “corporation” is

COLUMBIA CENTRAL ATLANTIC DIVISION, INC.

SECOND: The number of share which the corporation is authorized to issue is 1,000, all of which are of a par value of $1.00 (One Dollar) each and are of the same class and are to be Common shares.

THIRD: The post office address with street and number, if any, of the initial registered office of the corporation in the Commonwealth of Virginia is P.O. Box 14125, 10 South Jefferson Street, Suite 1400, Roanoke, Virginia 24011. The county or city in the Commonwealth of Virginia in which the said registered office of the corporation is located is the City of Roanoke.

The name of the initial registered agent of the corporation at the said registered office Daniel S. Brown. The said initial registered agent meets the requirements of Section 13.1-169 of the Virginia Stock Corporation Act, inasmuch as he is a resident of the Commonwealth of Virginia and a member of the Virginia State Bar. The business office of the said registered agent of the corporation is identical with the said registered office of the corporation.

FOURTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have bean reacquired and if their reissue is not prohibited, and any and all of such rights and options may he granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

FIFTH: The purposes for which the corporation is organized, which shall include the transaction of any or all lawful business for which corporations may be incorporated under the provisions of the Virginia Stock Corporation Act, other than the special kinds of business enumerated in Section 13.1 20 of the Virginia Stock Corporation Act, are as follows:

To carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, tabulate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retain, as principal, and as sales business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, adviser, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof, to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to and or subscribe toward the construction, acquisition, or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation, and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, an all acts proper or necessary for the purpose of the business.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein, to take, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of, and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties, to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a) inventions, devices, formulae, processes, and any improvements and modifications thereof.

(b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereto.

(c) franchises, licenses, grants, and concessions.

To have all of the general powers granted to corporations organized under the Virginia Stock Corporation Act whether granted by specific statutory authority or by construction of law.

SIXTH: The name and address of the individuals who are to sere as the initial directors of the corporation are:

NAME	ADDRESS
Stephen F. Braun	One Park Plaza Nashville, TN 37203

Kenneth C. Donahey	One Park Plaza Nashville, TN 37203

Rosalyn S. Elton	One Park Plaza Nashville, TN 37203

SEVENTH: Regarding the management of the business and the regulation of the affairs of the corporation, and for defining, limiting, and regulating the powers of the corporation, its directors, and shareholders, it is further provided:

1. Whenever any provision of the Virginia Stock Corporation Act shall otherwise require for the approval of any specified corporate action the authorization of more than two-thirds of the votes entitled to be cast by any voting group, any such corporate action shall be approved by the authorization of at least a majority of the votes entitled to be cast by said voting group. The term “voting group” as used herein shall have the meaning ascribed to it by Section 13.1-603 of the Virginia Stock Corporation Act.

2. The corporation shall, to the fullest extent permitted by the provisions of the Virginia Stock Corporation Act, as the same may be amended and supplemented, indemnify any and all persons who it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not he deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

EIGHTH: The duration of the corporation shall be perpetual.

Signed on December 23, 1996

/s/ Ashley Parish
Ashley Parish, Incorporator

9701011109

12/31/1996

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

December 31, 1996

The State Corporation Commission has found the accompanying articles submitted on behalf of COLUMBIA CENTRAL ATLANTIC DIVISION, INC. to comply with the requirements of law, and confirms payment of all related fees. Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective December 31, 1996.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ T.V. Morrison Jr.
Commissioner

CORPACPT

CIS20436

96-12-31-0100